UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 3, 2019

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C ROUTE ONE SOUTH, SUITE 400, ISELIN, NEW JERSEY 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MSEX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Middlesex Water Company (the “Company”) administers the Middlesex Water Company Investment Plan (the “Plan”) to promote stock ownership among existing and new investors in the Company by providing a convenient and economical method to purchase shares of the Company’s Common Stock, no par value (“Common Stock”), directly and reinvest cash dividends in shares of Common Stock without payment of a brokerage commission. On September 27, 2019, the Company determined it had inadvertently sold shares of Common Stock through the Plan from August 1, 2018 through September 3, 2019 (the “Eligible Period”) after the registration statement covering sales through the Plan had expired and therefore was no longer effective. Under applicable federal securities laws, participants in the Plan who purchased shares of Common Stock may have a right to rescind their purchases and require the Company to repurchase their shares for an amount equal to the price paid for such shares (or, if such shares have been sold, to receive payment for any loss that was incurred on the sale), less any dividends paid on such shares, plus interest. Generally, the federal statute of limitations applicable to securities rescission rights is one year from the date of acquisition of the security, but in no event later than three years after the security was bona fide offered to the public.

On October 2, 2019, the Company’s Board of Directors approved a plan to voluntarily offer a right of rescission (the “Rescission Offer”) to Plan participants who purchased shares of the Company’s Common Stock during the Eligible Period. During the Eligible Period, Plan participants purchased 232,643 shares of Company Common Stock at an average price of $55.79 per share. The price of the Company’s common stock at the close of business on October 2, 2019 was $63.80. Based on the current market price of the Common Stock, the Company does not expect that the exercise of any applicable rescission rights will have a material impact on its results of operations, financial condition or liquidity.

The Company will register the Rescission Offer and notify eligible Plan participants of the Rescission Offer. In addition, the Company will register the sale of the Common Stock that is the subject of the Rescission Offer. Eligible Plan participants will have thirty (30) days from the notification date to decide to accept or reject the Rescission Offer.

The Company has exercised its right under Section 45 of the Plan to suspend the Plan effective September 30, 2019. Consequently, shares of the Company’s Common Stock will not be issued under the Plan until the suspension is lifted by the Company. Optional cash purchase funds received from Plan participants and held by the Company’s Registrar and Transfer Agent, Broadridge Corporate Issuer Services, Inc., shall be retained until the earlier of the next authorized optional cash purchase date or November 4, 2019. If the Plan remains suspended on November 4, 2019, optional cash purchase funds received from Plan participants shall be returned to the Plan participants.

The Company is not making an offer to sell or purchase nor is the Company soliciting an offer to buy or sell securities in any jurisdiction where such offer, solicitation or sale is not permitted.

This Current Report on Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions.  These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology.  All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements.  All forward-looking statements speak only as of the date of this Current Report on Form 8-K.  Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject various risks and uncertainties, including those set forth in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed on March 8, 2019), and in its subsequent filings made with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/Jay L. Kooper

Jay L. Kooper
Vice President, General Counsel and Secretary

Dated: October 3, 2019

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